UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019 (April 4, 2019)

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Agreement.

On April 4, 2019, Quest Solution, Inc. (the “Company”) entered into a form of Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, on April 9, 2019 (the “Closing Date”), the Company sold an aggregate gross proceeds of $5,000,000 of units (the “Units”) before deducting placement agent fees and offering expenses (the “Offering”). The per Unit purchase price was $0.30. Each Unit is comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, and, as a result of the Offering, the Company issued 16,666,667 shares of Common Stock (the “Shares”) and warrants (the “Warrants”) to purchase 16,666,667 shares of Common Stock (the “Warrant Shares”) at an exercise price equal to $0.35 per Warrant Share, which Warrants are exercisable for a period of five and one-half years from the issuance date. Both Shai Lustgarten, the Company’s Chief Executive Officer, and Carlos J. Nissensohn, a consultant to and principal stockholder of the Company, participated in the Offering by converting $200,000 each of unpaid principal owed to them by the Company in exchange for Shares and Warrants on the same terms as all other Purchasers.

Pursuant to the Securities Purchase Agreement, the Company and each of the Purchasers of the Units entered into a Registration Rights Agreement pursuant to which the Company agreed to file, within thirty (30) days of the Closing Date, a registration statement with the Securities and Exchange Commission to register the Shares and Warrant Shares.

ThinkEquity, a division of Fordham Financial Management, Inc. (the “Placement Agent”), acted as the sole placement agent for the Offering. In connection with the Offering, the Company entered into a Placement Agency Agreement with the Placement Agent, pursuant to which it paid the Placement Agent $400,000 in commissions and reimbursed it for $160,000 of expenses incurred in connection with the Offering. The Company also issued the Placement Agent a warrant (the “Placement Agent Warrant”) to purchase 1,166,667 shares of the Company’s common stock (the “Placement Agent Warrant Shares”) at an exercise price of $0.35 per share. The Placement Agent Warrant terminates five and one-half years from the Closing Date.

The foregoing description of the Securities Purchase Agreement, Warrant, Registration Rights Agreement, Placement Agency Agreement and Placement Agent Warrant (the “Transaction Documents”) is qualified in its entirety to the Transaction Documents which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 which is incorporated by reference, in its entirety, into this Item 3.02.

The Units, Shares, Warrants, Warrant Shares, Placement Agent Warrant and Placement Agent Warrant Shares sold in the Offering described in Item 1.01 above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act, since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 7.01 Regulation FD Disclosure

On April 4, 2019, The Company issued a press release announcing the Offering. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1. On April 9, 2019, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.2.

Item 9.01 Financial statements and Exhibits

(b)	Exhibits.

Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019

QUEST SOLUTION, INC.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO

Exhibit Index

Exhibit Number	Description
4.1	Form of Warrant.
4.2	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement, dated April 4, 2019.
10.2	Form of Registration Rights Agreement, dated April 4, 2019.
10.3	Form of Placement Agency Agreement, dated April 4, 2019.
99.1	Press release, dated April 4, 2019.
99.2	Press release, dated April 9, 2019.